EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference of our reports dated January 15, 2003 with respect to the consolidated financial statements and schedule of Continental Airlines, Inc. (the "Company") included in the Annual Report (Form 10-K) for the year ended December 31, 2002 into the following:

  the Company's Registration Statements on Form S-8 (Nos. 33-81324, 33-60009 and 333-06993) relating to the Company's 1994 Incentive Equity Plan;

  the Company's Registration Statement on Form S-8 (No. 333- 23165) relating to the Company's 1997 Stock Incentive Plan;

  the Company's Registration Statement on Form S-8 (No. 333- 57297) relating to the Company's 1998 Stock Incentive Plan;

  the Company's Registration Statement on Form S-8 (333-39762) relating to the Company's Incentive Plan 2000;

  the Company's Registration Statements on Form S-8 (Nos. 33-81326 and 33-59995) relating to the Company's 1994 Restricted Stock Grant;

  the Company's Registration Statements on Form S-8 (Nos. 333-16723 and 333-71796) relating to the Company's 1997 Employee Stock Purchase Plan;

  the Company's Registration Statement on Form S-8 (No. 333-50938) relating to the Company's Supplemental Savings Plan for Management Pilots;

  the Registration Statement on Form S-4 (No. 333-60409) relating to the 8-1/8% Senior Notes issued by Calair Capital Corporation and guaranteed by the Company;

  the Company's Registration Statement on Form S-3 (No. 333-09739) relating to Warrants, Class A Common Stock and Class B Common Stock and sales by certain Selling Securityholders and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-31285) relating to the Company's Pass Through Certificates for $250,000,000 and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-67886) relating to the Company's Pass Through Certificates for $1,800,000,000 and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-79827) relating to the Company's Debt Securities (Debt Shelf) and the related Prospectus;

  the Company's Registration Statement on Form S-3 (No. 333-71906) relating to $500,000,000 of the Company's Debt Securities, Class B Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Depositary Shares, Warrants, Junior Subordinated Trust Debentures and Guarantee of Trust Preferred Securities and Trust Preferred Securities of Continental Airlines Finance Trust III (Universal Shelf) and the related Prospectus; and

  the Company's Registration Statement on Form S-3 (No. 333-55144) relating to $250,000,000 of Term Income Deferrable Equity Securities (TIDES) of Continental Airlines Finance Trust II, and Convertible Junior Subordinated Debentures, a Preferred Securities Guarantee of the TIDES and Class B Common Stock of the Company.

/s/ Ernst & Young LLP

Houston, Texas

February 13, 2003